CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated January 25, 2011 on Dreyfus Balanced Opportunity Fund for the fiscal period ended November 30, 2010 which is incorporated by reference in Post-Effective Amendment No. 15 to the Registration Statement (Form N-1A 333-104120 and 811-21327) of Dreyfus Manager Funds II.

                                                                                                ERNST & YOUNG LLP

New York, New York

March 25, 2011